Exhibit 99.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A Ordinary Shares, each with no par value, of YY Group Holding Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Hyperscale Data, Inc.

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, Executive Chairman
Date:	04/15/2026

Alpha Structured Finance LP

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, CEO and Chief Investment Officer of its Investment Manager
Date:	04/15/2026

Alpha Structured Finance GP LLC

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, CEO and Chief Investment Officer of its Managing Member
Date:	04/15/2026

ACG Alpha Management LLC

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, CEO and Chief Investment Officer
Date:	04/15/2026

Ault Lending, LLC

By:	/s/ David J. Katzoff
David J. Katzoff, Manager
Date:	04/15/2026

Ault Capital Group, Inc.

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, Executive Chairman
Date:	04/15/2026

AULT MILTON C III

By:	/s/ Milton C. Ault, III
Milton C. Ault, III
Date:	04/15/2026